Facebook Reports Second Quarter 2019 Results

MENLO PARK, Calif. – July 24, 2019 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended June 30, 2019.

"We had a strong quarter and our business and community continue to grow," said Mark Zuckerberg, Facebook founder and CEO. "We are investing in building stronger privacy protections for everyone and on delivering new experiences for the people who use our services."

Second Quarter 2019 Financial Highlights

	Three Months Ended June 30,		Year-over-Year % Change
In millions, except percentages and per share amounts	2019*	2018
Revenue:
Advertising	$16,624	$13,038	28%
Payments and other fees	262	193	36%
Total revenue	16,886	13,231	28%
Total costs and expenses	12,260	7,368	66%
Income from operations	$4,626	$5,863	(21)%
Operating margin	27%	44%
Provision for income taxes	$2,216
Effective tax rate	46%
Net income	$2,616	$5,106	(49)%
Diluted earnings per share (EPS)	$0.91	$1.74	(48)%
*Includes an additional $2.0 billion legal expense related to the U.S. Federal Trade Commission (FTC) settlement and a $1.1 billion income tax expense due to the developments in Altera Corp. v. Commissioner, as discussed below. As the FTC expense is not expected to be tax-deductible, it had no effect on our provision for income taxes. Excluding these expenses, our operating margin would have been 12 percentage points higher, our effective tax rate would have been 30 percentage points lower and our diluted EPS would have been $1.08 higher.

Second Quarter 2019 Operational and Other Financial Highlights

•	Daily active users (DAUs) – DAUs were 1.59 billion on average for June 2019, an increase of 8% year-over-year.

•	Monthly active users (MAUs) – MAUs were 2.41 billion as of June 30, 2019, an increase of 8% year-over-year.

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 94% of advertising revenue for the second quarter of 2019, up from approximately 91% of advertising revenue in the second quarter of 2018.

•	Capital expenditures – Capital expenditures, including principal payments on finance leases, were $3.78 billion for the second quarter of 2019.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $48.60 billion at the end of the second quarter of 2019.

•	Headcount – Headcount was 39,651 as of June 30, 2019, an increase of 31% year-over-year.
In addition, we estimate that more than 2.1 billion people now use Facebook, Instagram, WhatsApp, or Messenger (our "Family" of services) every day on average, and more than 2.7 billion people use at least one of our Family of services each month.
In July 2019, we entered into a settlement and modified consent order to resolve the inquiry of the FTC into our platform and user data practices. Among other matters, our settlement with the FTC requires us to pay a penalty of $5.0 billion and to significantly enhance our practices and processes for privacy compliance and oversight. In particular, we have agreed to implement a comprehensive expansion of our privacy program, including substantial management and board of directors oversight, stringent operational requirements and reporting obligations, and a process to regularly certify our compliance with the privacy program to the FTC. In the second quarter of 2019, we recorded an additional $2.0 billion accrual in connection with our settlement with the FTC, which is included in accrued expenses and other current liabilities on our condensed consolidated balance sheet.
On June 7, 2019, a three-judge panel from the Ninth Circuit Court of Appeals issued an opinion in Altera Corp. v. Commissioner which reversed a United States Tax Court decision regarding the treatment of share-based compensation expense in a cost sharing arrangement and resulted in a cumulative income tax expense of $1.11 billion recorded in the second quarter of 2019.
Other Matters

The online technology industry and our company have received increased regulatory scrutiny in the past quarter. In June 2019, we were informed by the FTC that it had opened an antitrust investigation of our company. In addition, in July 2019, the Department of Justice announced that it will begin an antitrust review of market-leading online platforms.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 1484548.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook's mission is to give people the power to build community and bring the world closer together. People use Facebook to stay connected with friends and family, to discover what's going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on April 25, 2019, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. In addition, please note that the date of this press release is July 24, 2019, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from our non-GAAP financial measures:
Foreign exchange effect on revenue. We translated revenue for the three and six months ended June 30, 2019 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment, net; Principal payments on finance leases. We subtract both net purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019*	2018	2019*	2018
Revenue	$16,886	$13,231	$31,963	$25,197
Costs and expenses:
Cost of revenue	3,307	2,214	6,123	4,141
Research and development	3,315	2,523	6,175	4,761
Marketing and sales	2,414	1,855	4,434	3,450
General and administrative	3,224	776	7,288	1,532
Total costs and expenses	12,260	7,368	24,020	13,884
Income from operations	4,626	5,863	7,943	11,313
Interest and other income, net	206	5	371	165
Income before provision for income taxes	4,832	5,868	8,314	11,478
Provision for income taxes	2,216	762	3,269	1,385
Net income	$2,616	$5,106	$5,045	$10,093
Less: Net income attributable to participating securities	—	—	—	1
Net income attributable to Class A and Class B common stockholders	$2,616	$5,106	$5,045	$10,092
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.92	$1.76	$1.77	$3.48
Diluted	$0.91	$1.74	$1.76	$3.43
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,855	2,895	2,855	2,900
Diluted	2,875	2,930	2,873	2,939
Share-based compensation expense included in costs and expenses:
Cost of revenue	$109	$74	$196	$130
Research and development	927	881	1,650	1,599
Marketing and sales	160	139	273	248
General and administrative	107	92	194	164
Total share-based compensation expense	$1,303	$1,186	$2,313	$2,141
*Includes $2.0 billion and $5.0 billion of legal expenses accrued within general and administrative expense related to the FTC settlement in the second quarter and the first six months of 2019, respectively, and $1.1 billion of cumulative income tax expense related to the Altera matter.

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$13,877	$10,019
Marketable securities	34,719	31,095
Accounts receivable, net of allowances of $295 and $229 as of June 30, 2019 and December 31, 2018, respectively	7,513	7,587
Prepaid expenses and other current assets	1,852	1,779
Total current assets	57,961	50,480
Property and equipment, net	29,999	24,683
Operating lease right-of-use assets, net	7,272	—
Intangible assets, net	994	1,294
Goodwill	18,334	18,301
Other assets	2,446	2,576
Total assets	$117,006	$97,334

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$655	$820
Partners payable	560	541
Operating lease liabilities, current	688	—
Accrued expenses and other current liabilities	10,878	5,509
Deferred revenue and deposits	198	147
Total current liabilities	12,979	7,017
Operating lease liabilities, non-current	7,122	—
Other liabilities	8,143	6,190
Total liabilities	28,244	13,207
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	44,277	42,906
Accumulated other comprehensive loss	(483)	(760)
Retained earnings	44,968	41,981
Total stockholders' equity	88,762	84,127
Total liabilities and stockholders' equity	$117,006	$97,334

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net income	$2,616	$5,106	$5,045	$10,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,502	1,034	2,857	1,983
Share-based compensation	1,303	1,186	2,313	2,141
Deferred income taxes	1	101	184	54
Other	9	10	14	18
Changes in assets and liabilities:
Accounts receivable	(1,006)	(627)	64	161
Prepaid expenses and other current assets	(252)	(535)	(168)	(898)
Other assets	24	(77)	65	(59)
Operating lease right-of-use assets, net	(521)	—	(1,711)	—
Accounts payable	8	49	(87)	50
Partners payable	20	51	20	53
Accrued expenses and other current liabilities	2,827	(17)	5,982	690
Deferred revenue and deposits	55	—	51	(4)
Operating lease liabilities, non-current	556	—	1,638	—
Other liabilities	1,473	18	1,657	(124)
Net cash provided by operating activities	8,615	6,299	17,924	14,158
Cash flows from investing activities
Purchases of property and equipment, net	(3,633)	(3,459)	(7,470)	(6,272)
Purchases of marketable securities	(5,152)	(4,261)	(11,755)	(8,283)
Sales of marketable securities	2,944	4,282	4,456	8,612
Maturities of marketable securities	1,895	1,071	4,105	2,338
Other investing activities, net	(64)	(16)	(114)	(66)
Net cash used in investing activities	(4,010)	(2,383)	(10,778)	(3,671)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(606)	(927)	(1,119)	(1,758)
Repurchases of Class A common stock	(1,144)	(3,349)	(1,758)	(5,123)
Principal payments on finance leases	(142)	—	(267)	—
Net change in overdraft in cash pooling entities	58	—	(119)	—
Other financing activities, net	4	4	9	7
Net cash used in financing activities	(1,830)	(4,272)	(3,254)	(6,874)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	26	(186)	(18)	(149)
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,801	(542)	3,874	3,464
Cash, cash equivalents, and restricted cash at beginning of the period	11,197	12,210	10,124	8,204
Cash, cash equivalents, and restricted cash at end of the period	$13,998	$11,668	$13,998	$11,668

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$13,877	$11,552	$13,877	$11,552
Restricted cash, included in prepaid expenses and other current assets	9	11	9	11
Restricted cash, included in other assets	112	105	112	105
Total cash, cash equivalents, and restricted cash	$13,998	$11,668	$13,998	$11,668

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Supplemental cash flow data
Cash paid during the period for:
Interest	$3	$—	$6	$—
Income taxes, net	$1,014	$1,545	$1,696	$2,281
Non-cash investing activities:
Net change in prepaids and liabilities related to property and equipment	$111	$(198)	$(203)	$231
Property and equipment in accounts payable and accrued liabilities	$1,667	$1,146	$1,667	$1,146

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP revenue	$16,886	$13,231	$31,963	$25,197
Foreign exchange effect on 2019 revenue using 2018 rates	574		1,077
Revenue excluding foreign exchange effect	$17,460		$33,040
GAAP revenue year-over-year change %	28%		27%
Revenue excluding foreign exchange effect year-over-year change %	32%		31%
GAAP advertising revenue	$16,624	$13,038	$31,536	$24,833
Foreign exchange effect on 2019 advertising revenue using 2018 rates	572		1,075
Advertising revenue excluding foreign exchange effect	$17,196		$32,611
GAAP advertising revenue year-over-year change %	28%		27%
Advertising revenue excluding foreign exchange effect year-over-year change %	32%		31%

Net cash provided by operating activities	$8,615	$6,299	$17,924	$14,158
Purchases of property and equipment, net	(3,633)	(3,459)	(7,470)	(6,272)
Principal payments on finance leases	(142)	—	(267)	—
Free cash flow	$4,840	$2,840	$10,187	$7,886